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                                                                   EXHIBIT 10.15


                          PROGRAM CONSULTING AGREEMENT


         THIS PROGRAM CONSULTING AGREEMENT ("Agreement") is dated ______, 1996, and is entered into between CHANCELLOR BROADCASTING COMPANY and CHANCELLOR RADIO BROADCASTING COMPANY, both Delaware corporations (collectively, "Chancellor"), and OMNIAMERICA GROUP, a Massachusetts General Partnership ("OmniAmerica").

                                   RECITALS:

         A. OmniAmerica entered into an Asset Purchase Agreement, dated February 16, 1996, with Beasley FM Acquisition Corp. ("Beasley") to acquire radio station WJHM(FM), Daytona Beach, Florida ("WJHM" or "Station").

         B. OmniAmerica has entered into a Local Marketing Agreement for WJHM with Beasley ("Beasley LMA"), dated March 15, 1996, providing Beasley makes available to OmniAmerica substantially all of the broadcast time of the Station pending the consummation of the transactions between Beasley and OmniAmerica.

         C. Chancellor has entered into an Asset Purchase Agreement ("Purchase Agreement"), dated May 14, 1996, with OmniAmerica Group.

         D. Chancellor has entered into a Sales Agreement with OmniAmerica with respect to radio station WJHM-FM in concert with this Agreement.

         E. OmniAmerica wishes to retain Chancellor to provide programming consulting for the Station pursuant to the terms and conditions set forth in this Agreement and in conformity with the Station's policies and practices and the Federal Communications Commission's ("FCC") rules and regulations, including the requirement that ultimate control by the Station must be maintained by the Licensee.

         THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Agreement Term. The term of this Agreement will begin on July 1, 1996 (the "Commencement Date"), and will continue until OmniAmerica acquires the assets of the Station unless earlier terminated in accordance with the provisions set forth herein.

         2. Services. During the term of this Agreement, Chancellor shall provide OmniAmerica with consultation on programming including, but not limited to format, music selection, program development, program acquisition, on-air talent, program production, and program equipment and facilities.
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         3.      Compensation.  Omni agrees that it will pay to Chancellor
compensation as set forth in Schedule A for the services provided as set forth in paragraph 2 above.

         4. OmniAmerica and Chancellor agree to conform the Station's policies and practices to FCC rules and regulations, including the requirement that the Licensee will maintain complete control of the Station and its programming.

         5. Chancellor acknowledges that during the course of its regular duties as a consultant, it will have access to confidential information and trade secrets including, but not limited to financial information relating to the Station and OmniAmerica; data relating to formats; music studies commissioned by OmniAmerica; concepts; strategies; acquisitions; OmniAmerica's business decisions affecting the said Station or Company's plans regarding OmniAmerica's structure; financing, personnel; plans of mergers; acquisitions; sale of Station(s) owned by OmniAmerica, information relating to format changes in any radio station owned by OmniAmerica; methods of doing business and other "know how" or business information which is not in the public domain, which said information Chancellor acknowledges to be a valuable trade asset ("Confidential Information") of OmniAmerica, except for common general practices in the radio industry or knowledge in the public domain. Chancellor shall not at any time during the term of this Agreement or at any time thereafter for any reason, directly or indirectly, use for itself or others, or divulge to others any said trade secrets or Confidential Information or data of OmniAmerica or Beasley obtained as a result of his employment. Chancellor acknowledges that OmniAmerica is without an adequate remedy at law in the event
this covenant of confidentiality is violated.         In the event this
covenant of confidentiality is violated, Chancellor agrees that OmniAmerica shall be entitled to exercise any other rights or remedies it may have at law or in equity in addition to injunctive relief to prevent the continued violation of this provision. OmniAmerica's remedies as provided in this paragraph 5 shall be OmniAmerica's sole and exclusive remedies for Chancellor's breach of this Agreement.

         6. All such notices and other communications which are required or permitted hereunder will be effective upon receipt and shall be given to the following addresses:

         If to Chancellor:
               ----------

         One copy to:                              One copy to:

         Steven Dinetz                             Matthew Leibowitz
         President & CEO                           Leibowitz & Associates, P.A.
         Chancellor Radio Broadcasting Company     One S.E. Third Avenue
         12655 N.  Central Expressway              Suite 1450
         Suite 405                                 Miami, Florida 33131
         Dallas, Texas 75243
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         If to OmniAmerica:
               -----------

         One copy to:                              One copy to:

         Carl E.  Hirsch                           F.  Howard Mandel
         Chairman, President & CEO                 Thompson Hine & Flory, P.L.L.
         OmniAmerica Communications, Inc.          3900 Society Center
         11111 Santa Monica Blvd.                  127 Public Square
         Suite 220                                 Cleveland, Ohio 44114-1216
         Los Angeles, CA 9005

         7.      This Agreement shall not be assigned by either party.

         8. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified, supplemented or terminated except in writing signed by Chancellor and OmniAmerica.

         9. No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy.

         10. This Agreement shall be deemed to have been executed and entered into in the State of New York and shall be construed, enforced and performed in accordance with the laws thereof.

         11. It is the intention of the parties that this Agreement operate as a sealed instrument.


         12. This Agreement shall be void and of no further effect in the event the Purchase Agreement is terminated prior to the occurrence of the Closing thereunder.
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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first written above.

Witness:                          CHANCELLOR BROADCASTING COMPANY



                                  By:
- --------------------------------      -----------------------------------------
                                          Steven Dinetz
                                          President & CEO



Witness:                          CHANCELLOR RADIO
                                  BROADCASTING COMPANY



                                  By:
- --------------------------------      -----------------------------------------
                                          Steven Dinetz
                                          President & CEO



Witness:                           OMNIAMERICA GROUP



                                  By:
- --------------------------------      -----------------------------------------
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                                   SCHEDULE A


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